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                                                                EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of October, 2001, by and among BICUS SERVICES CORPORATION, a Pennsylvania corporation, MERCER MUTUAL INSURANCE COMPANY, a Pennsylvania corporation, and PAUL D. EHRHARDT.

         Bicus Services Corporation, a wholly-owned subsidiary of Mercer Mutual Insurance Company, desires to employ Mr. Ehrhardt, and Mr. Ehrhardt is willing to serve Bicus Services Corporation on the terms and conditions herein provided.

         In order to effect the foregoing, the parties hereto desire to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. Each capitalized word and term used herein shall have the meaning ascribed to it in the glossary appended hereto, unless the context in which such word or term is used otherwise clearly requires. Such glossary is incorporated herein by reference and made a part hereof.

         2. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         3. TERM OF AGREEMENT. The Executive's employment under this Agreement shall commence on the date this Agreement and, except as otherwise provided herein, shall continue until October 1, 2006; provided, however, that commencing on October 1, 2002 and each October 1 thereafter, the term of this Agreement shall automatically be extended for one additional year beyond the term otherwise established unless, prior to such October 1st date, the Company shall not have given a Notice of Extension.

         4. POSITION AND DUTIES. The Executive shall serve as a Senior Vice President of the Company, and he shall have such responsibilities, duties and authority as may, from time to time, be generally associated with such positions. In addition, the Executive shall serve in such capacity, with respect to each Subsidiary or Affiliate, as the Board of Directors of each such Subsidiary or Affiliate shall designate from time to time. During the term of this Agreement, he shall devote substantially all of his working time and efforts to the business and affairs of the Company, the Subsidiaries and the Affiliate; provided, however, that nothing herein shall be construed as precluding him from devoting a reasonable amount of time to civic, charitable, trade association, and similar activities, at least to the extent he is presently devoting time.

         5.       COMPENSATION AND RELATED MATTERS.

         BASE COMPENSATION. During the period of the Executive's employment hereunder, the Company shall pay to him annual base compensation of $165,000.

         Thereafter, the Board of Directors of the Company shall periodically review the Executive's employment performance, in accordance with policies generally in effect from time to time, for possible merit or cost-of-living increases in such base compensation. Except for a reduction which is proportionate to a company-wide reduction in executive pay, the annual base

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compensation paid to the Executive in any period shall not be less than the annual base compensation paid to him in any prior period. The frequency and manner of payment of such base compensation shall be in accordance with the Company's executive payroll practices from time to time in effect. Nothing herein shall be construed as precluding the Executive from entering into any salary reduction or deferral plan or arrangement during the term of this Agreement; provided, however, that his base compensation shall be determined without regard to any such salary reduction or deferral for purposes of calculating the amount of any compensation and benefits to which he or his surviving spouse may be entitled under Paragraph 6, 7, 10, or 11 following his termination of employment. The amounts set forth in the first sentence of this subparagraph shall be pro rated to the extent such period is less than a year.

                  (a) INCENTIVE COMPENSATION. During the period of the Executive's employment hereunder, he shall be entitled to participate in all incentive plans, stock option plans, stock appreciation rights plans, and similar arrangements maintained by the Company or its Affiliates for executive officers on a basis and at award levels consistent and commensurate with his position and duties hereunder.

                  (b) EMPLOYEE BENEFIT PLANS AND OTHER PLANS OR ARRANGEMENTS. The Executive shall be entitled to participate in all Employee Benefit Plans of the Company and its Affiliates on the same basis as other executive officers of the Company. In addition, he shall be entitled to participate in and enjoy any other plans and arrangements which provide for sick leave, vacation, sabbatical, or personal days, company-provided automobile, club memberships and dues, education payment or reimbursement, business-related seminars, and similar fringe benefits provided to or for the executive officers of the Company and its Affiliates from time to time, but at least to the extent he is presently entitled to participate in and enjoy such plans and arrangements.

                  (c) EXPENSES. During the period of the Executive's employment hereunder, he shall be entitled to receive prompt reimbursement for all reasonable and customary expenses, including transportation expenses, incurred by him in performing services hereunder in accordance with the general policies and procedures established by the Company.

         6.       TERMINATION BY REASON OF DISABILITY.

                  (a) IN GENERAL. In the event the Executive becomes unable to perform his duties on a full-time basis by reason of the occurrence of his Disability and, within 30 days after a Notice of Termination is given, he shall not have returned to the full-time performance of such duties, his employment may be terminated by the Company.

                  (b) COMPENSATION AND BENEFITS. In the event of the termination of the Executive's employment under Subparagraph (a), the Company shall pay or provide the compensation and benefits set forth below:

                           (1) The Executive shall be paid an amount per annum equal to the greater of (i) his highest base compensation received during one of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs, or (ii) his base compensation in effect immediately prior to the Date of Termination (or prior to any reduction which entitled him to terminate his employment for Good Reason) for one year beginning with such Date of Termination. The frequency and manner of

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         payment of such amounts shall be in accordance with the Company's executive payroll practices from time to time in effect.

                           (2) The Executive shall be paid an amount equal to the higher of the aggregate bonus(es) paid to him with respect to one of the two years immediately preceding the year in which the Date of Termination occurs. Such amount shall be paid to him in cash on the first anniversary date of the Date of Termination.

                           (3) The Executive shall be paid an amount equal to the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each tax-qualified and non-qualified Defined Contribution Plan of the Company or its Affiliates with respect to the year in which the Date of Termination occurs or one of the two years immediately preceding such year. The amount separately determined for each such plan shall be aggregated and shall be paid to him in cash on the first anniversary date of the Date of Termination.

                           (4) The Executive shall accrue benefits equal to the excess of (i) the aggregate retirement benefits he would have received under the terms of each tax-qualified and non-qualified Defined Benefit Plan of the Company or its Affiliates as in effect immediately prior to the Date of Termination had he (A) continued to be employed for one more year, and (B) received (on a pro rated basis, as appropriate) the greater of (I) the highest compensation taken into account under each such plan with respect to one of the two years immediately preceding the year in which the Date of Termination occurs, or (II) his annualized base compensation in effect immediately prior to the Date of Termination (or prior to any reduction which entitled him to terminate his employment for Good Reason), over (ii) the retirement benefits he actually receives under such plans. The frequency, manner and extent of payment of such benefits shall be consistent with the terms of the plans to which they relate and any elections made thereunder.

                           (5) The Executive and his eligible dependents shall be entitled to continue to participate at the same aggregate benefit levels, for one year and at no out-of-pocket or tax cost to him, in the Welfare Benefit Plans in which he was a participant immediately prior to the Date of Termination, to the extent permitted under the terms of such plans and applicable law. To the extent the Company or its Affiliates are unable to provide for continued participation in a Welfare Benefit Plan, it shall provide an equivalent benefit directly at no out-of-pocket or tax cost to him. For purposes of the preceding two sentences, the Company shall be deemed to have provided a benefit at no tax cost to him if it pays an additional amount to him or on his behalf, with respect to those benefits which would otherwise be nontaxable to him, calculated in a manner consistent with the provisions of Paragraph 12.

                  (c) ADJUSTMENT TO CERTAIN SUBPARAGRAPH (b) COMPENSATION AND BENEFITS. Notwithstanding the provisions of Subparagraph (b)(5), the Company or its Affiliates' obligation to pay or fund any disability insurance premiums on behalf of the Executive shall be suspended while his Disability continues, provided the cessation of payment or funding does not result in the termination of disability benefits. Any amounts otherwise due under Subparagraph (b) shall be reduced (but not below zero) by the dollar amount of disability benefits received by him pursuant to plans or policies funded, directly at its cost, by the Company or its Affiliates.

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                  (d)      EARLIER CESSATION OF CERTAIN WELFARE BENEFITS.
Notwithstanding the provisions of Subparagraph (b)(5), neither the Company nor an Affiliate shall be required to provide, at its cost, the welfare benefits covered therein after the later of (i) the attainment by the Executive and his spouse (if any) of age 65, or (ii) the date specified in the relevant plan document for benefit termination (assuming that he was employed until age 65 or the normal retirement date, if any, specified in such document).

                  (e)      DEATH DURING REMAINING TERM OF AGREEMENT.

                           (1) In the event the Executive dies during the remaining term of this Agreement following his termination for Disability and he is survived by a spouse, the compensation and benefits remaining to be paid and provided under Subparagraph (b) shall be unaffected by his death and shall be paid and provided to her or on her behalf; provided, however, that the extent of her rights to the accrued benefits described in Subparagraph (b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans; and provided further, that neither the Company nor an Affiliate shall be required to provide continued benefits with respect to her deceased husband; and provided further, that in no event shall the Company or an Affiliate be required to provide, at its cost, the other welfare benefits described in Subparagraph (b)(5) to such spouse and her eligible dependents after the earlier of (i) her death, or (ii) the later of (A) her attainment of age 65, or (B) the date specified in the relevant plan document for benefit termination (assuming that the Executive was employed until age 65 or the normal retirement date, if any, specified in such document).

                           (2) In the event the Executive dies during the remaining term of this Agreement following his termination for Disability and he is not survived by a spouse, (i) the Company or an Affiliate shall thereafter make the remaining payments described in Subparagraphs (b)(1) through (b)(3) directly to his estate, (ii) the extent of the rights of any person to the accrued benefits described in Subparagraph (b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans, and (iii) the Company and its Affiliates' obligation to provide continued benefits under Subparagraph (b)(5) shall terminate.

                  (f) COMPENSATION AND BENEFITS UPON EXPIRATION OF REMAINING TERM OF AGREEMENT. Upon the expiration of the remaining term of this Agreement following the Executive's termination for Disability, and provided his Disability then continues, he shall be entitled to receive the compensation and benefits provided under the terms of the Company or an Affiliates' long-term disability plan in effect on the Date of Termination or, if greater, at the expiration of such remaining term. Such compensation and benefits shall continue until the earlier of (i) his death, or (ii) the later of (A) his attainment of age 65, or (B) the date specified in the plan document for benefit termination. To the extent the Company or an Affiliate is unable to provide such compensation and benefits under its long-term disability plan, it shall provide equivalent compensation and benefits directly at no out-of-pocket or tax cost to him. For purposes of the preceding sentence, the Company or the Affiliate shall be deemed to have provided compensation and benefits at no tax cost to him if it pays an additional amount to him or on his behalf, with respect to the compensation and benefits which would otherwise be nontaxable to him, calculated in a manner consistent with the provisions of Paragraph 12.

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         7.       TERMINATION BY REASON OF DEATH.

                  (a) COMPENSATION AND BENEFITS TO SURVIVING SPOUSE. In the event the Executive dies while he is employed under this Agreement and is survived by a spouse, the Company or an Affiliate shall pay or provide the compensation and benefits set forth below:

                           (1) The surviving spouse shall be paid an amount equal to the greater of (i) the Executive's highest base compensation received during one of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs, or (ii) his base compensation in effect immediately prior to the Date of Termination (or prior to any reduction which entitled him to terminate his employment for Good Reason) for a period of one year, beginning with such Date of Termination. The frequency and manner of payment of such amounts shall be in accordance with the Company's executive payroll practices from time to time in effect.

                           (2) The surviving spouse shall be paid an amount equal to the highest payment made to Executive under each incentive bonus plan of the Company with respect to one of the two years immediately preceding the year in which the Date of Termination occurs. Such amount shall be paid in cash to her within 30 days after the Date of Termination.

                           (3) The surviving spouse shall be paid an amount equal to the sum of the highest annual contribution made on the Executive's behalf (other than his own salary reduction contributions) to each tax-qualified and non-qualified Defined Contribution Plan of the Company or an Affiliate with respect to the year in which the Date of Termination occurs or one of the two years immediately preceding such year. Such amount shall be paid in cash to her within 30 days after the Date of Termination or within 30 days after such amount can first be determined, whichever is later.

                           (4) Subject to the following sentence, the surviving spouse shall be paid benefits determined by reference to the excess of (i) the aggregate retirement benefits the Executive would have accrued under the terms of each tax-qualified and non-qualified Defined Benefit Plan as in effect immediately prior to the Date of Termination, had he (A) continued to be employed for a period of one year following the Date of Termination, and (B) received (on a pro rated basis, as appropriate) the greater of (I) the highest compensation taken into account under each such plan with respect to one of the two years immediately preceding the year in which the Date of Termination occurs, or (II) his annualized base compensation in effect immediately prior to the Date of Termination (or prior to any reduction which entitled him to terminate his employment for Good Reason), over (ii) the retirement benefits actually determined under such plans. The frequency, manner, and extent of payment of such benefits shall be consistent with the terms of the plans to which they relate and any elections made thereunder.

                           (5) The surviving spouse and her eligible dependents shall be entitled to continue to participate at the same aggregate benefit levels, for a period of one year following the Date of Termination and at no out-of-pocket or tax cost to her, in the Welfare Benefit Plans in which the Executive was a participant immediately prior to the Date of Termination, to the extent permitted under the terms of such plans and applicable

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         law; provided, however, that neither the Company nor its Affiliates shall be required to provide continued benefits with respect to her deceased husband; and provided further, that neither the Company nor its Affiliates shall thereafter be required to provide, at its cost, the other welfare benefits covered by such plans to such spouse and her eligible dependents after the earlier of (i) her death, or (ii) the later of (A) her attainment of age 65, or (B) the date specified in the relevant plan document for benefit termination (assuming the Executive was employed until age 65 or the normal retirement date, if any, specified in such document). To the extent the Company or an Affiliate is unable to provide for continued participation in a Welfare Benefit Plan as required, it shall provide an equivalent benefit directly at no out-of-pocket or tax cost to her. For purposes of the preceding two sentences, the Company or the Affiliate shall be deemed to have provided a benefit at no tax cost to her if it pays an additional amount to her or on her behalf, with respect to those benefits which would otherwise be nontaxable to her, calculated in a manner consistent with the provisions of Paragraph 12.

                  (b) COMPENSATION AND BENEFITS TO ESTATE, ETC. In the event the Executive dies while he is employed under this Agreement and is not survived by a spouse, (i) the Company or an Affiliate shall make the payments described in Subparagraphs (a)(1) through (a)(3) directly to his estate, (ii) the extent of the rights of any person to the accrued benefits described in Subparagraph (a)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans, and (iii) the Company and its Affiliates' obligation to provide benefits under Subparagraph (a)(5) shall terminate.

         8.       TERMINATION BY THE COMPANY FOR CAUSE.

                  (a) IN GENERAL. In the event the Company intends to terminate the Executive's employment for Cause, it shall deliver a Notice of Termination to him which specifies a Date of Termination not less than 30 days following the date of such notice, unless a shorter period of notice is required by the principal regulator of any Affiliate of the Company.

                  (b) COMPENSATION. Within 30 days after the Executive's termination under Subparagraph (a), the Company shall pay him, in one lump sum, his accrued but unpaid base compensation and vacation compensation earned through the Date of Termination.

         9.       TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON.

                  (a) IN GENERAL. In the event the Executive intends to terminate his employment without Good Reason, he shall deliver a Notice of Termination to the Company which specifies a Date of Termination not less than
(i) 90 days following the date of such notice, if a Change in Control shall not have occurred, or (ii) 30 days following the date of such notice, if a Change in Control shall have occurred.

                  (b) COMPENSATION. Within 30 days after the Executive's termination under Subparagraph (a), the Company shall pay him, in one lump sum, his accrued but unpaid base compensation and vacation compensation earned through the Date of Termination.

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         10.      TERMINATION BY THE COMPANY WITHOUT DISABILITY OR CAUSE.

                  (a) IN GENERAL. In the event the Company intends to terminate the Executive's employment for any reason other than Disability or Cause, it shall deliver a Notice of Termination to him which specifies a Date of Termination not less than 90 days following the date of such notice.

                  (b) COMPENSATION AND BENEFITS DURING REMAINING TERM OF AGREEMENT. In the event of the termination of the Executive's employment under Subparagraph (a), the Company or an Affiliate shall pay or provide the compensation and benefits described in Paragraph 6(b), except that all such compensation and benefits shall be for the remaining term of this Agreement and, with respect to Subparagraphs 6(b)(2) and (3), an additional pro rated amount shall be paid to him in cash on the last day of the remaining term of this Agreement. Such pro rated amount shall be determined by reference to a fraction, the numerator of which is the number of whole months elapsed during the year in which termination occurs, and the denominator of which is 12.

                  (c) ADJUSTMENT TO CERTAIN SUBPARAGRAPH (B) COMPENSATION AND BENEFITS. In the event the Executive suffers a Disability during the remaining term of this Agreement following the Date of Termination, the Company or an Affiliate's obligation to pay or fund any disability insurance premiums on his behalf shall be suspended while his Disability continues, provided the cessation of payment or funding does not result in the termination of disability benefits. Any amounts described in Paragraph 6(b) and otherwise payable under Subparagraph (b) shall be reduced (but not below zero) by the dollar amount of disability benefits received by him pursuant to plans or policies funded, directly at its cost, by the Company or an Affiliate.

                  (d) EARLIER CESSATION OF CERTAIN WELFARE BENEFITS. Notwithstanding the provisions of Subparagraph (b), neither the Company nor an Affiliate shall be required to provide, at its cost, the welfare benefits covered by Paragraph 6(b)(5) after the later of (i) the attainment by the Executive and his spouse (if any) of age 65, or (ii) the date specified in the relevant plan document for benefit termination (assuming that he was employed until age 65 or the normal retirement date, if any, specified in such document).

(e)      DEATH DURING REMAINING TERM OF AGREEMENT.

                           (1) In the event the Executive dies during the remaining term of this Agreement following his termination without Disability or Cause by the Company and he is survived by a spouse, the compensation and benefits required to be paid and provided under Subparagraph (b) shall be unaffected by his death and shall be paid and provided to her or on her behalf; provided, however, that the extent of her rights to the accrued benefits described in Paragraph 6(b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans; and provided further, that neither the Company nor an Affiliate shall be required to provide continued benefits with respect to her deceased husband; and provided further, that in no event shall the Company nor an Affiliate be required to provide, at its cost, the other welfare benefits described in Paragraph 6(b)(5) to such spouse and her eligible dependents after the earlier of
         (i) her death, or (ii) the later of (A) her attainment of age 65, or
         (B) the date specified

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         in the relevant plan document for benefit termination (assuming that the Executive was employed until age 65 or the normal retirement date, if any, specified in such document).

                           (2) In the event the Executive dies during the remaining term of this Agreement following his termination without Disability or Cause and he is not survived by a spouse, (i) the Company shall thereafter make the remaining payments described in Paragraphs 6(b)(1) through 6(b)(3) directly to his estate, (ii) the extent of the rights of any person to the accrued benefits described in Paragraph 6(b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans, and (iii) the Company and any Affiliate's obligation to provide the continued benefits described in Paragraph 6(b)(5) shall terminate.

         11.      TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

                  (a) IN GENERAL. In the event the Executive intends to terminate his employment for Good Reason, he shall deliver a Notice of Termination to the Company which specifies a Date of Termination not less than 30 days following the date of such notice.

                  (b) COMPENSATION AND BENEFITS DURING REMAINING TERM OF AGREEMENT. In the event of the termination of the Executive's employment under Subparagraph (a), the Company shall pay or provide the compensation and benefits described in Paragraph 6(b), except that all such compensation and benefits shall be for the remaining term of this Agreement and, with respect to Subparagraphs 6(b)(2) and (3), an additional pro rated amount shall be paid to him in cash on the last day of the remaining term of this Agreement. Such pro rated amount shall be determined by reference to a fraction, the numerator of which is the number of whole months elapsed during the year in which termination occurs, and the denominator of which is 12.

                  (c) ADJUSTMENT TO CERTAIN SUBPARAGRAPH (B) COMPENSATION AND BENEFITS. In the event the Executive suffers a Disability during the remaining term of this Agreement following the Date of Termination, the Company or any Affiliate's obligation to pay or fund any disability insurance premiums on his behalf shall be suspended while his Disability continues, provided the cessation of payment or funding does not result in the termination of disability benefits. Any amounts described in Paragraph 6(b) and otherwise payable under Subparagraph (b) shall be reduced (but not below zero) by the dollar amount of disability benefits received by him pursuant to plans or policies funded, directly at its cost, to the Company or any Affiliate.

                  (d) EARLIER CESSATION OF CERTAIN WELFARE BENEFITS. Notwithstanding the provisions of Subparagraph (b), neither the Company nor an Affiliate shall be required to provide, at its cost, the welfare benefits covered by Paragraph 6(b)(5) after the later of (i) the attainment by the Executive and his spouse (if any) of age 65, or (ii) the date specified in the relevant plan document for benefit termination (assuming that he was employed until age 65 or the normal retirement date, if any, specified in such document).

                  (e)      DEATH DURING REMAINING TERM OF AGREEMENT.

                           (1) In the event the Executive dies during the remaining term of this Agreement following his termination for Good Reason and he is survived by a spouse, the compensation and benefits required to be paid and provided under Subparagraph (b)

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         shall be unaffected by his death and shall be paid and provided to her or on her behalf; provided, however, that the extent of her rights to the accrued benefits described in Paragraph 6(b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans; and provided further, that neither the Company nor any Affiliate shall be required to provide continued benefits with respect to her deceased husband; and provided further, that in no event shall the Company or any Affiliate be required to provide, at its cost, the other welfare benefits described in Paragraph 6(b)(5) to such spouse and her eligible dependents after the earlier of (i) her death, or (ii) the later of (A) her attainment of age 65, or (B) the date specified in the relevant plan document for benefit termination (assuming that the Executive was employed until age 65 or the normal retirement date, if any, specified in such document).

                           (2) In the event the Executive dies during the remaining term of this Agreement following his termination for Good Reason and he is not survived by a spouse, (i) either the Company or any Affiliate shall thereafter make the remaining payments described in Paragraphs 6(b)(1) through 6(b)(3) directly to his estate, (ii) the extent of the rights of any person to the accrued benefits described in Paragraph 6(b)(4) shall be determined by reference to the relevant plan provisions and any elections made under such plans, and (iii) the Company or any Affiliate's obligation to provide the continued benefits described in Paragraph 6(b)(5) shall terminate.

         12.      PROVISIONS RELATING TO EXCISE TAXES.

                  (a) IN GENERAL. In the event the Executive becomes liable, for any taxable year, for the payment of an Excise Tax (because of a change in control) with respect to the compensation and benefits payable by the Company or an Affiliate under this Agreement or otherwise, the Company shall make one or more Gross-Up Payments to the Executive or on his behalf. The amount of any Gross-Up Payment shall be calculated by a certified public accountant or other tax professional designated jointly by the Executive and the Company. The provisions of this paragraph shall apply with respect to the Executive's surviving spouse or estate, where relevant.

                  (b) METHODOLOGY FOR CALCULATION OF GROSS-UP PAYMENT. For purposes of determining the amount of any Gross-Up Payment, the Executive shall be deemed to pay income taxes at the highest federal, state, and local marginal rates of tax for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income tax which could be obtained from the deduction of state and local income taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account at the time the Gross-Up Payment was made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the reduction (plus a portion of the Gross-Up Payment attributable to the Excise Tax and the federal, state, and local income taxes imposed on the portion of the Gross-Up Payment being repaid by the Executive to the extent such repayment results in a reduction in Excise Tax or federal, state, or local income tax), plus interest on the amount of such repayment. Such interest shall be calculated by using the rate in effect under Section 1274(d)(1) of the IRC, on the date the Gross-Up Payment was made, for debt instruments with a term equal to the period of time which has elapsed from the date the Gross-Up Payment was made to the date of repayment. In the event that the Excise Tax is subsequently determined to exceed the amount

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taken into account at the time the Gross-Up Payment was made (including by reason of any payment the existence or amount of which could not be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment with respect to the excess at the time the amount thereof is finally determined, plus interest calculated in a manner similar to that described in the preceding sentence.

                  (c) TIME OF PAYMENT. Any Gross-Up Payment provided for herein shall be paid not later than the 30th day following the payment of any compensation or the provision of any benefit which causes such payment to be made; provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay on such day an estimate of the minimum amount of such payment and shall pay the remainder of such payment (together with interest calculated in a manner similar to that described in Subparagraph (b)) as soon as the amount thereof can be determined. In the event that the amount of an estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the 30th day after demand by the Company (together with interest calculated in a manner similar to that described in Subparagraph
(b)).

                  (d) Notwithstanding the provisions of this paragraph to the contrary, the actual amounts payable hereunder as Gross-Up Payments shall be coordinated with any similar amounts paid to the Executive under any other contract, plan, or arrangement.

         13. FEES AND EXPENSES OF THE EXECUTIVE. After a Change in Control and except as provided in the following sentence, the Company shall pay, within 30 days following demand by the Executive, all legal, accounting, actuarial, and related fees and expenses incurred by him in connection with the enforcement of this Agreement. An arbitration panel or a court of competent jurisdiction shall be empowered to deny payment to the Executive of such fees and expenses only if it determines that he instituted a proceeding hereunder, or otherwise acted, in bad faith.

         14. REDUCTION FOR COMPENSATION AND BENEFITS RECEIVED UNDER THE COMPANY SEVERANCE POLICY, ETC. Notwithstanding anything herein to the contrary, in the event the Executive, his surviving spouse, or any other person becomes entitled to continued compensation and benefits hereunder by reason of the Executive's termination of employment and, in addition, compensation or similar benefits are payable under a severance policy, program or arrangement maintained by the Company (other than retirement plans), then the compensation or benefits otherwise payable hereunder shall be reduced by the compensation or benefits provided under such severance policy, program or arrangement.

         15. MITIGATION. The Executive shall not be required to mitigate the amount of any compensation or benefits which may become payable hereunder by reason of his termination by seeking other employment or otherwise, nor, except as otherwise provided in the following sentence or elsewhere herein, shall the amount of any such compensation or benefits be reduced by any compensation or benefits received by the Executive as the result of his employment by another employer. Notwithstanding anything in this Agreement to the contrary, the Company or any Affiliate's obligation to provide any medical and dental benefits hereunder may be suspended, with the written concurrence of the Executive or, if applicable, his surviving spouse during any period of time that such benefits are being provided by reason of his or her employment.

         16. FUNDING OF COMPENSATION AND BENEFITS; ACCELERATION OF CERTAIN PAYMENTS.

                  (a) GRANTOR TRUST. In the event the Executive's employment is terminated without Cause or he terminates his employment for Good Reason and a Change in Control has occurred as of the Date of Termination or occurs thereafter, the Executive shall have the right to require the Company to establish a grantor trust (taxable to the Company ) and fund such trust, on an actuarially sound basis, to provide the compensation and benefits to which he is entitled hereunder, other than those which may be paid pursuant to the provisions of Subparagraph (c). The specific terms of such trust shall be as agreed to by the parties in good faith; provided, however, that the trustee shall be a financial institution independent of the Company; and provided further, that in no event shall the Company be entitled to withdraw funds from the trust for its benefit, or otherwise voluntarily assign or alienate such funds, until such time as all compensation and benefits required hereunder are paid and provided. The determination of the extent of required funding, including any supplemental funding in the event of adverse investment performance of trust assets, shall be made by an actuary or a certified public accountant retained by each party. To the extent such professionals cannot agree on the proper level of funding, they shall select a third such professional whose determination shall be binding upon the parties. Notwithstanding the foregoing, the Company and its Affiliates shall remain liable for all compensation and benefits required to be paid or provided hereunder.

                  (b) ALTERNATE SECURITY. In lieu of the right given to the Executive under Subparagraph (a), he shall have the right under such circumstances to require that the Company or its Affiliates provide (i) an irrevocable standby letter of credit issued by a financial institution other than the Company or any Subsidiary of the Company with a senior debt credit rating of "A" or better by Moody's Investors Service or Standard & Poor's Corporation, or (ii) other security reasonably acceptable to him, to secure the payment of such compensation and benefits.

                  (c) ACCELERATED PAYMENT OF PRESENT VALUE OF CERTAIN COMPENSATION. In the event the Executive's employment is terminated without Cause or he terminates his employment for Good Reason and a Change in Control has occurred as of the Date of Termination or occurs thereafter, the Executive shall have the continuing right to demand that the present value of the remaining payments described in Paragraphs 6(b)(1) through (3), and payable by reason of the provisions of Paragraph 10 or 11 (as the case may be), be paid to him in one lump sum within 30 days after the date written demand is given. For purposes of calculating the present value of such payments, a discount factor shall be applied to each such payment which is equal to the relevant applicable federal rate in effect on the date written demand is given by him, determined by reference to the period of time between the date of such notice and the scheduled time such payment would otherwise be made. In the event any payment described in Paragraphs 6(b)(1) through (3) is not yet determinable on the date written demand is made, the other payments shall nonetheless be made as provided above; and the undetermined payment shall be made within 30 days after it becomes determinable, calculated as provided in the preceding sentence but by treating the date on which the payment becomes determinable as the date of written notice. Nothing in this subparagraph shall be construed as affecting the Executive's right to one or more Gross-Up Payments in accordance with the provisions of Paragraph 12; and a Gross-Up Payment (if applicable) will be calculated and made with any payment made under this subparagraph, as well as any other Gross-Up Payments that may be required hereunder at a subsequent date.

         17. WITHHOLDING TAXES. All compensation and benefits provided for herein shall, to the extent required by law, be subject to federal, state, and local tax withholding.

         18. CONFIDENTIAL INFORMATION. The Executive agrees that subsequent to his employment with the Company, he will not, at any time, communicate or disclose to any unauthorized person, without the written consent of the Company, any proprietary or other confidential information concerning the Company or any Subsidiary or any Affiliate of the Company; provided, however, that the obligations under this paragraph shall not apply to the extent that such matters
(i) are disclosed in circumstances where the Executive is legally obligated to do so, or (ii) become generally known to and available for use by the public otherwise than by his wrongful act or omission; and provided further, that he may disclose any knowledge of insurance, financial, legal and economic principles, concepts and ideas which are not solely and exclusively derived from the business plans and activities of the Company.

         19.      COVENANTS NOT TO COMPETE OR TO SOLICIT.

                  (a) NONCOMPETITION. If the Executive's employment terminates under Paragraph 8 or 9 prior to a Change in Control, he agrees that for a period of 12 months after the Date of Termination he will not, without the written consent in writing of the Board of Directors of the Company, become an officer, employee, agent, partner, director, or a four and nine-tenths percent or greater shareholder or equity owner of any licensed direct property and casualty insurance company with its corporate headquarters located within Pennsylvania or New Jersey. If at the time of the enforcement of this paragraph a court holds that the duration, scope, or area restrictions stated herein are unreasonable under the circumstances then existing and, thus, unenforceable, the Company and the Executive agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

                  (b) NONSOLICITATION. During his employment and for a period of 12 months following the Date of Termination, the Executive shall not, whether on his own behalf or on behalf of any other individual or business entity, solicit, endeavor to entice away from the Company, a Subsidiary or any Affiliate, or otherwise interfere with the relationship of the Company, a Subsidiary or any Affiliate with any person who is, or was within the then most recent 12 month period, an employee or associate thereof; provided, however, that this subparagraph shall not apply following the occurrence of a Change in Control.

         20. ARBITRATION. To the extent permitted by applicable law, any controversy or dispute arising out of or relating to this Agreement, or any alleged breach hereof, shall be settled by arbitration in Pennington, New Jersey, in accordance with the commercial rules of the American Arbitration Association then in existence (to the extent such rules are not inconsistent with the provisions of this Agreement), it being understood and agreed that the arbitration panel shall consist of three individuals acceptable to the parties hereto. In the event that the parties cannot agree on three arbitrators within 20 days following receipt by one party of a demand for arbitration from another party, then the Executive and the Company shall each designate one arbitrator and the two arbitrators selected shall select the third arbitrator. The arbitration panel so selected shall convene a hearing no later than 90 days following the selection of the panel. The arbitration award shall be final and binding upon the parties, and judgment may be entered thereon in the Commonwealth of Pennsylvania Court of Common Pleas or in any other court of competent jurisdiction.

         21. ADDITIONAL EQUITABLE REMEDY. The Executive acknowledges and agrees that the Company's remedy at law for a breach or a threatened breach of the provisions of Paragraphs 18 and 19 would be inadequate; and, in recognition of this fact and notwithstanding the provisions of Paragraph 20, in the event of such a breach or threatened breach by him, it is agreed that the Company shall be entitled to request equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing in this paragraph shall be construed as prohibiting the Company from pursuing any other remedy available under this Agreement for such a breach or threatened breach.

         22. RELATED AGREEMENTS. Except as may otherwise be provided herein, to the extent that any provision of any other agreement between the Company and the Executive shall limit, qualify, duplicate, or be inconsistent with any provision of this Agreement, the provision in this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

         23. NO EFFECT ON OTHER RIGHTS. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be construed as adversely affecting any rights the Executive may have under any agreement, plan, policy or arrangement to the extent any such right is not inconsistent with the provisions hereof.

         24. EXCLUSIVE RIGHTS AND REMEDY. Except for any explicit rights and remedies the Executive may have under any other contract, plan or arrangement with the Company, the compensation and benefits payable hereunder and the remedy for enforcement thereof shall constitute his exclusive rights and remedy in the event of his termination of employment.

         25. DIRECTOR AND OFFICER LIABILITY INSURANCE; INDEMNIFICATION. The Company and Mercer shall provide the Executive (including his heirs, executors, and administrators) with coverage under a standard directors' and officers' liability insurance policy, at the Company and Mercer's expense, in amounts consistent with amounts provided by peer corporations to their directors and officers, and shall indemnify him as both a director and as an officer (and his heirs, executors, and administrators) to the fullest extent permitted under Pennsylvania law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been an officer or director of the Company or any Subsidiary or Affiliate (whether or not he continues to be such an officer or director at the time of incurring such expenses or liabilities). Such expenses and liabilities shall include, but not be limited to, judgments, court costs, and attorneys' fees, and the costs of reasonable settlements.

         26. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if it is in writing and shall be deemed given (i) at the time of personal delivery to the addressee, or (ii) at the time sent certified mail, with return receipt requested, addressed as follows:

                  If to the Executive--

                           Mr. Paul D. Ehrhardt
                           ___________________________
                           ___________________________

                  If to Mercer, or the Company--

                           10 North Highway 31
                           P.O. Box 278
                           Pennington, NJ 08534

                           Attention: Chairman of the Board of Directors

The name or address of any addressee may be changed at any time and from time to time by notice similarly given.

         27. NO WAIVER. The failure by any party to this Agreement at any time or times hereafter to require strict performance by any other party of any of the provisions, terms, or conditions contained in this Agreement shall not waive, affect, or diminish any right of the first party at any time or times thereafter to demand strict performance therewith and with any other provision, term, or condition contained in this Agreement. Any actual waiver of a provision, term, or condition contained in this Agreement shall not constitute a waiver of any other provision, term, or condition herein, whether prior or subsequent to such actual waiver and whether of the same or a different type. The failure of the Company to promptly terminate the Executive's employment for Cause or the Executive to promptly terminate his employment for Good Reason shall not be construed as a waiver of the right of termination, and such right may be exercised at any time following the occurrence of the event giving rise to such right.

         28. JOINT AND SEVERAL OBLIGATIONS OF MERCER AND THE COMPANY. Mercer and the Company shall be jointly and severally liable for all compensation and benefits that may become payable hereunder to or on behalf of the Executive or, if applicable, his surviving spouse, estate or beneficiaries.

         29. SURVIVAL. Notwithstanding the nominal termination of this Agreement and the Executive's employment hereunder, the provisions hereof which specify continuing obligations, compensation and benefits, and rights (including the otherwise applicable term hereof) shall remain in effect until such time as all such obligations are discharged, all such compensation and benefits are received, and no party or beneficiary has any remaining actual or contingent rights hereunder.

         30. SEVERABILITY. In the event any provision in this Agreement shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions hereof, and this Agreement shall be construed, administered and enforced as though such illegal or invalid provision were not contained herein.

         31. BINDING EFFECT AND BENEFIT. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company and the executors, personal representatives, surviving spouse, heirs, devisees, and legatees of the Executive.

         32. ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and it supersedes all prior discussions and oral understandings of the parties with respect thereto.

         33. NO ASSIGNMENT. This Agreement, and the benefits and obligations hereunder, shall not be assignable by any party hereto except by operation of law.

         34. NO ATTACHMENT. Except as otherwise provided by law, no right to receive compensation or benefits under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to set off, execution, attachment, levy, or similar process, and any attempt, voluntary or involuntary, to effect any such action shall be null and void.

         35. CAPTIONS. The captions of the several paragraphs and subparagraphs of this Agreement have been inserted for convenience of reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

         36. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

         37. NUMBER. Wherever any words are used herein in the singular form, they shall be construed as though they were used in the plural form, as the context requires, and vice versa.

         38. APPLICABLE LAW. Except to the extent preempted by federal law, the provisions of this Agreement shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         39. PRIOR AGREEMENTS. The execution of this Agreement terminates any and all previous employment agreements among the Company, its Affiliates and Mr. Ehrhardt.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed, as of the date first above written.

                                            /s/ Paul D. Ehrhardt
                                            ____________________________________
                                            Paul D. Ehrhardt

                                            BICUS SERVICE CORPORATION

                                                /s/ Andrew R. Speaker
                                            By:_________________________________

                                                    /s/ John G. Danka
                                            Attest:_____________________________

                                            MERCER MUTUAL INSURANCE COMPANY

                                                /s/ Andrew R. Speaker
                                            By:_________________________________

                                                     /s/ John G. Danka
                                            Attest:_____________________________

                                    GLOSSARY

         "AFFILIATE" means with respect to any Person, a Person or entity that, directly or indirectly, controls, or is controlled by, or is under common control with such Person or entity, including without limitation, Mercer and Mercer Insurance Group, Inc.

         "BOARD OF DIRECTORS" means the board of directors of the relevant corporation.

         "CAUSE" means (i) a documented repeated and willful failure by the Executive to perform his duties, but only after written demand and only if termination is effected by action taken by a vote of (A) prior to a Change in Control, at least a majority of the directors of the Company then in office, or
(B) after a Change in Control, at least 80% of the nonofficer directors of the Company then in office, (ii) his final conviction of a felony, (iii) conduct by him which constitutes moral turpitude which is directly and materially injurious to the Company or any Subsidiary or affiliated company, (iv) willful material violation of corporate policy, or (v) the issuance by the regulator of the Company or any Subsidiary or Affiliate of an unappealable order to the effect that he be permanently discharged.

For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or any of its Subsidiaries or Affiliate.

         "CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (a) any Person (except (i) the Company or any Subsidiary or Affiliate of the Company, or (ii) any Employee Benefit Plan (or any trust forming a part thereof) maintained by the Company or any Subsidiary or Affiliate) is or becomes the beneficial owner, directly or indirectly, of the Company or any Affiliate's securities representing 19.9% or more of the combined voting power of the Company or any Affiliate's then outstanding securities, or 50.1% or more of the combined voting power of a Material Subsidiary's then outstanding securities, other than pursuant to a transaction described in Clause
         (c);

                  (b) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, Mercer or a Material Subsidiary to another entity, except to an entity controlled directly or indirectly by the Company or an Affiliate;

                  (c) there occurs a merger, consolidation, share exchange, division or other reorganization of or relating to the Company or Mercer, unless--

                           (i) the shareholders of the Company or Mercer immediately before such merger, consolidation, share exchange, division or reorganization own, directly or indirectly, immediately thereafter at least two-thirds of the combined voting power of the outstanding voting securities of the Surviving Company in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange, division or reorganization; and

                           (ii) the individuals who, immediately before such merger, consolidation, share exchange, division or reorganization, are members of the Incumbent Board continue to constitute at least two-thirds of the board of directors of the Surviving Company; provided, however, that if the election, or nomination for election by the Company or Mercer's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such director shall, for the purposes hereof, be considered a member of the Incumbent Board; and provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; and

                           (iii) no Person (except (A) the Company or any Subsidiary or Affiliate of the Company, (B) any Employee Benefit Plan (or any trust forming a part thereof) maintained by the Company or any Subsidiary or Affiliate of the Company, or (C) the Surviving Company or any Subsidiary or Affiliate of the Surviving Company) has beneficial ownership of 19.9% or more of the combined voting power of the Surviving Company's outstanding voting securities immediately following such merger, consolidation, share exchange, division or reorganization;

                  (d) a plan of liquidation or dissolution of the Company or Mercer, other than pursuant to bankruptcy or insolvency laws, is adopted; or

                  (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company or Mercer cease for any reason to constitute at least a majority of such Board of Directors, unless the election, or the nomination for election by the Company or Mercer's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no individual shall be considered a member of the Board of Directors of the Company or Mercer at the beginning of such period if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of the Company or Mercer's then outstanding securities solely as a result of an acquisition by the Company or Mercer of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Company or Mercer's then outstanding securities by reason of share repurchases by the Company or Mercer and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Company or Mercer, then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (a).

Notwithstanding anything contained herein to the contrary, if the Executive's employment is terminated and he reasonably demonstrates that such termination
(i) was at the request of a third party who has indicated an intention of taking steps reasonably calculated to effect a Change in Control and who effects a Change in Control, or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, a Change in Control shall be deemed to have occurred on the day immediately prior to the date of such termination of his employment.

         "COMPANY" means Bicus Services Corporation, a Pennsylvania corporation, and any successor thereto.

         "DATE OF TERMINATION" means:

                  (a) if the Executive's employment is terminated for Disability, 30 days after the Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such 30-day period);

                  (b) if the Executive's employment terminates by reason of his death, the date of his death;

                  (c) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination;

                  (d) if the Executive's employment is terminated by him without Good Reason, the date specified in the Notice of Termination;

                  (e) if the Executive's employment is terminated by the Company for any reason other than for Disability or Cause, the date specified in the Notice of Termination; or

                  (f) if the Executive's employment is terminated by him for Good Reason, the date specified in the Notice of Termination;

provided, however that the Date of Termination shall mean the actual date of termination in the event the parties mutually agree to a date other than that described above.

         "DEFINED BENEFIT PLAN" has the meaning ascribed to such term in Section 3(35) of ERISA.

         "DEFINED CONTRIBUTION PLAN" has the meaning ascribed to such term in
Section 3(34) of ERISA.

         "DISABILITY" has the meaning ascribed to the term "permanent and total disability" in Section 22(e)(3) of the IRC.

         "ELECTION CONTEST" means a solicitation with respect to the election or removal of directors that is subject to the provisions of Rule 14a-11 of the 1934 Act.

         "EMPLOYEE BENEFIT PLAN" has the meaning ascribed to such term in
Section 3(3) of ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as the same may be amended from time to time.

         "EXCISE TAX" means the tax imposed by Section 4999 of the IRC (or any similar tax that may hereafter be imposed by federal, state or local law).

         "EXECUTIVE" means Paul D. Ehrhardt, an individual residing in ________,
_____.

         "GOOD REASON" means:

                  (a)      prior to a Change in Control--

                           (i) a change in the Executive's status or position, or any material diminution in his duties or responsibilities;

                           (ii)     a reduction in the Executive's base
                  compensation, other than a reduction which is proportionate to a company-wide reduction in executive pay;

                           (iii) a failure to increase the Executive's base compensation, consistent with his performance rating, within 24 months since the last increase, other than similar treatment on a company-wide basis for executives or a voluntary deferral by him of an increase;

                           (iv) delivery to the Executive of a Notice of Nonextension; or

                           (v) any purported termination of the Executive's employment which is not in accordance with the terms of this Agreement; and

                  (b)      after a Change in Control--

                           (i) a change in the Executive's status or position, or any material diminution in his duties or responsibilities;

                           (ii) any increase in the Executive's duties inconsistent with his position;

                           (iii) any reduction in the Executive's base compensation;

                           (iv) a failure to increase the Executive's base compensation, consistent with his performance review, within 12 months of the last increase; or a failure to consider Executive for an increase within 12 months of his last performance review;

                           (v) a failure to continue in effect any Employee Benefit Plan in which the Executive participates, including (whether or not they constitute Employee Benefit Plans) incentive bonus, stock option, or other qualified or nonqualified plans of deferred compensation (A) other than as a result of the normal expiration of such a plan, or (B) unless such plan is merged or consolidated into, or replaced with, a plan with benefits which are of equal or greater value;

                           (vi) requiring the Executive to be based anywhere other than the county where his principal office was located immediately prior to the Change in Control;

                           (vii) refusal to allow the Executive to attend to matters or engage in activities in which he was permitted to engage prior to the Change in Control;

                           (viii) delivery to the Executive of a Notice of Nonextension;

                           (ix) failure to secure the affirmation by a Successor, within three business days prior to a Change in Control, of this Agreement and its or the Company's continuing obligations hereunder (or where there is not at least three business days advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor); or

                           (x) any purported termination of the Executive's employment which is not in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, at the election of the Executive, beginning with the 181st day following a Change in Control and continuing through the first anniversary of such Change in Control, he may terminate his employment for any reason or no reason and such termination will be treated as having occurred for Good Reason.

         "GROSS-UP PAYMENT" means an additional payment to be made to or on behalf of the Executive in an amount such that the net amount retained by him, after deduction of any Excise Tax on the Total Payments and any federal, state, and local income tax and Excise Tax on such additional payment, equals the Total Payments.

         "INCUMBENT BOARD" means the Board of Directors of the Company or an Affiliate as constituted at any relevant time.

         "IRC" means the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time.

         "MATERIAL SUBSIDIARY" means a Subsidiary whose net worth, determined under generally accepted accounting principles, at the fiscal year end immediately prior to any relevant time is at least 25% of the aggregate net worth of the controlled group of corporations of which Mercer is the common parent.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time.

         "MERCER" means Mercer Mutual Insurance Company.

         "NOTICE OF EXTENSION" means a written notice delivered to or by the Executive which advises that the Agreement will be extended as provided in Paragraph 3.

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         "NOTICE OF TERMINATION" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) gives the required advance notice of termination.

         "PERSON" has the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the 1934 Act.

         "PROXY CONTEST" means the solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company.

         "SUBSIDIARY" means any business entity of which a majority of its voting power or its equity securities or equity interests is owned, directly or indirectly by Mercer.

         "SUCCESSOR" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets.

         "SURVIVING COMPANY" means the business entity that is a resulting company following a merger, consolidation, share exchange, division or other reorganization of or relating to the Company or any Affiliate.

         "TOTAL PAYMENTS" means the compensation and benefits that become payable under the Agreement or otherwise (and which may be subject to an Excise
Tax) by reason of the Executive's termination of employment, determined without regard to any Gross-Up Payments that may also be made.

         "WELFARE BENEFIT PLAN" has the meaning ascribed to the term "employee welfare benefit plan" in Section 3(1) of ERISA. For purposes of determining the Executive's or his dependents' right to continued welfare benefits hereunder following his termination of employment, the meaning of such term shall include any retiree health plan maintained by the Company at any time after the relevant Date of Termination, notwithstanding the fact that the Executive is not a participant therein prior to such date.

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